Exhibit 99.1

Contacts:	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Public Relations Manager
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Reschedules Announcement of Results for First Quarter of Fiscal 2009

Conference Call Postponed Until November 6, 2008

SUNNYVALE, Calif., October 29, 2008– Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today that it is rescheduling the earnings release call to November 6, 2008 when Accuray will release its full financial results for the first quarter of fiscal 2009, ended September 27, 2008.  While the majority of financial information is available at this time, certain aspects of Accuray’s quarterly reporting have not yet been completed.

The following information is not impacted by this delay and is available for release.

For the first quarter of fiscal 2009, Accuray reported total revenue of approximately $55.9 million, a 15 percent increase over first quarter of fiscal 2008 total revenue of $48.6 million and a 10 percent sequential increase over the fourth quarter of fiscal 2008 total revenue of $50.9 million.

During the first quarter of fiscal 2009, the company added 12 new contracts to backlog, representing a total value of $58.6 million.  Of the 12 contracts, 7 came from international customers.

At September 27, 2008, backlog was approximately $644 million, with approximately $358 million associated with CyberKnife® Robotic Radiosurgery System contracts and approximately $286 million associated with services and other recurring revenue. Accuray’s backlog is composed of signed contracts that the company believes have a substantially high probability of being recognized as revenue in future periods.  Of the $644 million in backlog at the end of the quarter, 70 percent consisted of non-contingent contracts, representing backlog for which contractual contingencies have been satisfied.

Accuray’s cash and investment balances at the end of the quarter totaled $162.1 million, which includes cash and cash equivalents of $27.2 million, short-term investments of $91.5 million and long-term investments of $38.0 million.  At the end of the first quarter the company continued to have zero debt.

“We regret the delay in release of full financial results”, said Euan S. Thomson, Ph.D., president and chief executive officer of Accuray “This is not in any way attributable to the current economic environment.  In fact our sales pipeline remains strong.  We look forward to discussing our full financial results on November 6th.”

Outlook

The following statement is forward-looking and actual results may differ materially.  Accuray maintains revenue guidance for fiscal 2009 of $230 million to $250 million.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 50,000 patients worldwide and currently 145 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, as to financial guidance including realization of backlog, procedure growth, market acceptance; clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-

looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: market acceptance of products; variability of installation and sales cycle including customer financing and construction delays; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2008 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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